Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference

*	in the Registration Statement (Form S-8 No. 333-149365) of Centerline Holding Company,
*	in the Registration Statement (Form S-3ASR No. 333-138706) of Centerline Holding Company,
*	in the Registration Statement (Form S-3ASR No. 333-133118) of Centerline Holding Company,
*	in the Registration Statement (Form S-11 No. 333-126044) of Centerline Holding Company,
*	in the Registration Statement (Form S-3MEF No. 333-117650) of Centerline Holding Company,
*	in the Registration Statement (Form S-3/A No. 333-120077) of Centerline Holding Company,
*	in the Registration Statement (Form S-8 and its post effective amendment on Form S-8/A No. 333-55957) pertaining to the Centerline Holding Company Incentive Share Option Plan,
*	in the Registration Statement (Form S-3 No. 333-54802) of Centerline Holding Company,
*	in the Registration Statement (Form S-3 No. 333-109078) of Centerline Holding Company,
*	in the Registration Statement (Form S-3/A No. 333-74988) of Centerline Holding Company,
*	in the Registration Statement (Form S-3/A No. 333-57384) of Centerline Holding Company,
*	in the Registration Statement (Form S-8 No. 333-110722) of Centerline Holding Company,
*	in the Registration Statement (Form S-3/A and its post effective amendment on Form POS AM 1 No. 333-111919) of Centerline Holding Company,
*	in the Registration Statement (Form S-8 No. 333-149365) of Centerline Holding Company,

of our report date February 24, 2010, relating to the consolidated financial statements of American Mortgage Acceptance Company and subsidiaries (which report expressed an unqualified opinion on those consolidated financial statements, and includes explanatory paragraphs regarding the substantial doubt about the Company’s ability to continue as a going concern and the adoption of Financial Accounting Standards Board Statement No. 157, Fair Value Measurements, in 2008), appearing in the Annual Report on Form 10-K/A of Centerline Holding Company and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 24, 2010